2HF Small Cap Growth
12/31/03 Semi Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A		0
Class B	 	0
Class C	 	0

72DD2 (000s omitted)

Class M		0
Class R	 	0
Class Y	 	0

73A1

Class A		0
Class B		0
Class C	 	0

73A2
Class M 	0
Class R	 	0
Class Y	 	0

74U1 (000s omitted)

Class A		6,018
Class B		3,063
Class C	 	558

74U2 (000s omitted)

Class M		268
Class R	 	-
Class Y	 	738

74V1

Class A		18.78
Class B		18.53
Class C	 	18.53

74V2

Class M		18.62
Class R	 	18.78
Class Y	 	18.78